Exhibit 10.15

COMPENSATION AGREEMENT

This agreement dated as of March 9, 2010, is by and among Applied Minerals, Inc. and Andre Zeitoun, Christopher Carney, Eric Basroon, David Taft, and The IBS Turnaround (QP) Fund (A Limited Partnership), the IBS Turnaround Fund (A Limited Partnership), The IBS Opportunity Fund (BVI), Ltd.  (all of the foregoing, collectively, the “Forbearing Shareholders”).

In order to induce the Forbearing Shareholders to enter into a Forbearance Agreement as part of the settlement (“Settlement”) of In Re Atlas Mining Company Securities Litigation (“Litigation”), the Company offered, subject to the approval of a committee of disinterested directors, to each of the Forbearing Shareholders who entered into the attached Forbearance Agreement that it would compensate such person for each share purchased after during the Class Period (January 19, 2005-October 8, 2007) and held as of October 9, 2007 (“Forbearance Shares”), an amount determined using the following formula:

Company Payment to Forbearing Shareholder Equals

Net Settlement Fund multiplied by the fraction

 Individual Forbearing Shareholder’s Damages
All Damages of Shares of Other Shareholders (shareholders other than Forbearing Shareholders) Actually Submitted in the Settlement Plus All Forbearance Share Damages of the Forbearing Shareholders

The term “damages” is the amount calculated in accordance with the method used in the Class Action. With respect to the Forbearing Shareholders that formula is as follows: damages per share for shares purchased in the class period are the lesser of (a) $0.84 (where the purchase price was $1.64 or more) or (b) purchase price less $0.80 (where the purchase price was below $1.64).

The following illustrates the operation of the formula set forth above.  Assume hypothetically that

•	The Individual Forbearing Shareholder suffered $500,000 in damages

•	The Forbearing Shareholders as a group suffered $4 million in damages

•	The Other Shareholders as a group suffered $5 million in damages

•	Other Shareholders submit only $1 million in claims

•	Net Settlement Fund is $800,000

Based on the hypothetical assumptions, the formula works out as follows:

Distribution to Individual Forbearing Shareholder ($80,000) =	Amount equal to Net Settlement Fund ($800,000)	x	Individual Forbearing Shareholder's Damages ($500,000)
Damages of Other Shareholders that were actually submitted in the settlement ($1 million) Plus Aggregate of All Forbearing Shareholders’ Damages ($4 Million)

A majority of the committee of disinterested directors will determine whether the Company will pay the compensation in cash or shares of Common Stock of the Company  or any combination of cash or stock.  If shares of Common Stock are issued, the shares will be valued as of the closing price on the first date on which the distribution agent in the Class Action sends or delivers distributions from the Net Settlement Fund to shareholders who have submitted claims (such date, the “Distribution Date”).  The cash or stock payments to the Forbearing Shareholders will be paid within 30 days of the later of notice to the disinterested directors that the Distribution Date has occurred or notice of the amount of damages suffered by shares of other shareholders actually submitted in the settlement.

If shares of Common Stock are issued and if at any time that the Company shall determine to prepare and file with the Securities and Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to, in the case of Form S-4,  equity securities to be issued solely in connection with any acquisition of any entity or business or, in the case of Form S-8, equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Forbearing Shareholder written notice of such determination and, if within fifteen calendar days after receipt of such notice, any such Forbearing Shareholder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Forbearing Shareholder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights. The term “Registrable Securities” means:  (i) all the shares of Common Stock of the Company issued or issuable pursuant to this Compensation Agreement and (ii) all shares of Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (i); excluding, however, any Registrable Securities that may be sold by a Forbearing Shareholder pursuant to Rule 144 promulgated under the Securities Act or any successor.

APPLIED MINERALS, INC.

By:
Andre Zeitoun
President and CEO

ANDRE ZEITOUN

By:
Andre Zeitoun

CHRISTOPHER CARNEY

By:
Christopher Carney

ERIC BASROON

By:
Eric Basroon

DAVID TAFT

By:
David Taft

THE IBS TURNAROUND (QP) FUND
(A LIMITED PARTNERSHIP)

By:	IBS Capital LLC

By:
David Taft

THE IBS TURNAROUND FUND
(A LIMITED PARTNERSHIP)

By:	IBS Capital LLC

By:
David Taft

THE IBS OPPORTUNITY FUND (BVI), LTD

By:	IBS Capital LLC

By:
David Taft